Bodisen Biotech Reports Third Quarter Financial Results

Company Reports Earnings Per Fully Diluted Share of $0.17 and Net Income of $3.2 Million, Up 11.1% Year-over-Year, Revenues Grew 20.9% Year-over-Year to $12.7 Million; Company Provides Clarification on AMEX Letter

NEW YORK--—November 14, 2006 -- Bodisen Biotech, Inc., (AMEX:BBC, London AIM: BODI, website: www.bodisen.com) the first China based environmentally friendly bio fertilizer company listed on a US stock exchange, and dually listed in London, today announced that it achieved strong revenue and earnings growth from the production and sale of organic fertilizer and pesticide products during the third quarter ended September 30, 2006.

The following are some of the financial highlights for the third quarter from the company’s Form 10-Q filed with the SEC:

THIRD QUARTER FINANCIAL & OPERATIONAL HIGHLIGHTS

•	Revenues grew 20.9% to $12.7 million from $10.5 million in the same period of 2005.
•	Gross profit increased to $4.9 million from $4.0 million in the same period last year.
•	Net Income grew 11.1% to $3.2 million from $2.9 million in the same period of 2005.
•	Net income margin of approximately 25.1% due to strong sales in high margin liquid fertilizers.
•	Fully diluted EPS was $0.17 compared with $0.18 in the same period last year.

“We continued to demonstrate strong year-over-year growth during the third quarter of 2006 with double digit revenue and net income growth, following a record second quarter, when the company recorded the highest revenues and earnings in its history,” said Karen Qiong Wang, chairwoman and CEO of Bodisen Biotech.

REVENUES
Bodisen achieved revenues of $12,713,217 for the third quarter of 2006, up 20.9% from the prior year period when the company reported revenues of $10,516,790. For the nine month period ended September 30, 2006, the company recorded $39,630,766 in revenues, an increase of 67.7% from the same period last year, when the company recorded $23,635,270 in revenues.

GROSS PROFIT
Bodisen achieved a gross profit of $4,873,866 for the third quarter of 2006, up 23.2% from the prior year period gross profit of $3,955,609. Gross margin increased to 38.3% in the third quarter of 2006 from 37.6% in the same year ago period. The increase in gross margin was primarily attributable to the increase in the prices of main products. For the nine months ended September 30, 2006, the company achieved gross profit of $15,522,041, an increase of 75.1%, compared to $8,865,450 for the nine months ended September 30, 2005.

OPERATING EXPENSES
Operating expenses for the third quarter of 2006 were $1,712,639, compared to $594,417 for the same period in 2005, due to increased sales and marketing costs related to increased sales for the quarter. For the nine month period ended September 30, 2006, the company recorded operating expenses of $3,709,243, compared with $1,684,207 for the same period in 2005.

NET INCOME
Bodisen achieved net income of $3,190,045 or fully diluted EPS of $0.17 in the third quarter of 2006 compared to net income of $2,871,041 or fully diluted EPS of $0.18 in the same quarter last year. The decrease in EPS was related to the increase in the total shares outstanding to 18.3 million in 2006 from 15.6 million shares for the third quarter of 2005.

Net income increased by 84.8% to $11,752,366, or fully diluted EPS of $0.65, during the nine months ended September 30, 2006, from $6,359,787, or fully diluted EPS of $0.40, for the same period in 2005.

BALANCE SHEET
The company recorded $15,223,935 in cash and cash equivalents at the end of the third quarter of 2006. Accounts receivables account totaled $20,128,848 on September 30, 2006. The company stated that accounts receivables balance remained high because sales in 2006 have grown sharply compared with 2005 and that as part of its expansion into northern China, it has increased the number of distributors who market their product and has had to extend credit to these distributors. At the same time, the company stated that it has recouped all of the credit extended to distributors within five months.

OUTLOOK
“With the end of the third quarter, our 2006 year-to-date revenues and earnings already exceed our total revenues and earnings for fiscal 2005,” said Wang. “While the fourth quarter, which represents the end of the harvest season, typically is our slowest period of the year, we expect to continue to achieve year-over-year revenue and earnings growth in the last quarter of the year.”

AMEX LETTER CLARIFICATION
Bodisen also clarified information contained in its press release issued November 12, 2006 regarding the letter it received from the Staff of the American Stock Exchange.  The letter was a notice of deficiency, which means that problems have been identified that Bodisen must seek to address.  It was not a notice of delisting, and thus Bodisen's shares will continue to trade on AMEX.  Part of the problems cited in the AMEX letter relate to Bodisen's inability to timely provide information to AMEX that it has requested. Amex also believes that the Company made incomplete, misleading and /or inaccurate disclosure in its public filings with regard to its relationship with, and payments to, a consultancy firm and its affiliates both prior to and subsequent to its listing on the Amex. Bodisen has retained additional legal counsel to assist it in ensuring that such information is provided promptly in the future.  The deficiencies noted in the AMEX letter may have resulted in Bodisen's prior SEC filings being incomplete, misleading and/or inaccurate.  To the extent that any prior disclosure is of such nature, Bodisen will undertake to amend or correct the prior filings.

About Bodisen Biotech, Inc.

Bodisen Biotech Inc. is a leading manufacturer of liquid and organic compound fertilizers, pesticides, insecticides and agricultural raw materials certified by the Petroleum Chemical Industry Administrative office of China (Chemical Petroleum Production Administrative Bureau), Shaanxi provincial government and Chinese government. Ranked the 16th fastest growing company in China by Forbes China in January 2006, the company is headquartered in Shaanxi province and is a Delaware corporation. The company's environmentally friendly ``green'' products have been proven to improve soil and plant quality, and increase crop yields.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Bodisen Biotech, Inc. management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

                BODISEN BIOTECH, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET
                       AS OF SEPTEMBER 30, 2006
                              (Unaudited)

                                ASSETS
                                ------

 CURRENT ASSETS:
   Cash & cash equivalents                              $15,223,935
   Accounts receivable, net
    of allowance for doubtful
    accounts of $1,515,074                               20,128,848
   Other receivable                                       2,705,935
   Inventory                                              1,454,741
   Advances to suppliers                                  8,304,715
   Prepaid expense                                           61,401
                                                        -----------
      Total current assets                               47,879,575

 PROPERTY AND EQUIPMENT, net                              5,142,797

 CONSTRUCTION IN PROGRESS                                 2,712,078

 MARKETABLE SECURITY                                      5,881,739

 INTANGIBLE ASSETS                                        2,062,000

 OTHER ASSETS                                               744,959
                                                        -----------
      TOTAL ASSETS                                      $64,423,148
                                                        ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
                 ------------------------------------

 CURRENT LIABILITIES:
      Accounts payable                                  $   154,844
      Accrued expenses                                      469,928
                                                        -----------
          Total current liabilities                         624,772

 STOCKHOLDERS' EQUITY:
   Preferred stock, $0.0001 per share;
    authorized 5,000,000 shares;
    none issued
   Common stock, $0.0001 per share;
    authorized 30,000,000 shares;
   issued and outstanding 18,176,917                          1,818
   Additional paid-in capital                            32,860,075
   Other comprehensive income                             4,382,429
   Statutory reserve                                      4,129,786
   Retained earnings                                     22,424,268
                                                        -----------
      Total stockholders' equity                         63,798,376
                                                        -----------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $64,423,148
                                                        ===========

 Please see notes in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2006 for further explanation.

               BODISEN BIOTECH, INC. AND SUBSIDIARIES
   CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
 FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
                              (Unaudited)

                      Three Month Periods       Nine Month Periods
                      Ended September 30,       Ended September 30,
                       2006         2005         2006         2005
                    -----------  -----------  -----------  -----------

 Net Revenue        $12,713,217  $10,516,790  $39,630,766  $23,635,270

 Cost of Revenue      7,839,351    6,561,181   24,108,725   14,769,820
                    -----------  -----------  -----------  -----------
 Gross profit         4,873,866    3,955,609   15,522,041    8,865,450

 Operating
  expenses

    Selling
     expenses           557,965      294,860    1,703,608      674,768
    General and
     administrative
     expenses         1,154,673      299,557    2,005,635    1,009,439
                    -----------  -----------  -----------  -----------
      Total
       operating
       expenses       1,712,638      594,417    3,709,243    1,684,207
                    -----------  -----------  -----------  -----------
 Income from
  operations          3,161,228    3,361,192   11,812,798    7,181,243

 Non-operating
   income
   (expense):
     Other income
      (expense)         (31,771)         --       500,604          --
     Interest
      income             60,835       (5,461)     118,129       42,594
     Interest
      expense              (247)    (484,690)    (679,165)    (864,050)
                    -----------  -----------  -----------  -----------

   Total
    non-operating
    income
    (expense)            28,817     (490,151)     (60,432)    (821,456)
                    -----------  -----------  -----------  -----------
 Net income           3,190,045    2,871,041   11,752,366    6,359,787

 Other comprehensive
  income

   Foreign
    currency
    translation
    gain                662,012      524,838      780,115      524,838
   Unrealized
    gain
    (loss) on
    marketable
    equity
    security            165,102          --      (928,695)         --
                    -----------  -----------  -----------  -----------
 Comprehensive
  Income            $ 4,017,159  $ 3,395,879  $11,603,786  $ 6,884,625
                    ===========  ===========  ===========  ===========

 Weighted
  average
  shares
  outstanding:

    Basic            18,176,917   15,326,344   17,859,878   15,289,569
                    ===========  ===========  ===========  ===========
    Diluted          18,303,299   15,619,663   18,002,639   15,982,006
                    ===========  ===========  ===========  ===========

 Earnings per
  share:

     Basic          $     0.18   $      0.19  $      0.66  $      0.42
                    ===========  ===========  ===========  ===========
     Diluted        $     0.17   $      0.18  $      0.65  $      0.40
                    ===========  ===========  ===========  ===========

 Please see notes in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2006 for further explanation.

                BODISEN BIOTECH, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF CASH FLOWS
     FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005
                              (Unaudited)

                                           Nine Month Periods Ended
                                                 September 30,
                                            2006              2005
                                            ----              -----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                          $  11,752,366     $  6,359,787
   Adjustments to reconcile
    net income to net cash
    provided by (used in) operating
    activities:
      Depreciation and amortization          335,842          498,950
      Amortization of debt discounts         603,886          634,285
      Exchange loss                          (16,828)              --
      Value of vested option issued
       to directors                            7,523               --
      (Increase) / decrease in assets:
         Accounts receivable             (12,336,536)      (2,639,949)
         Other receivable                 (4,968,421)              --
         Inventory                          (246,935)        (269,999)
         Advances to suppliers            (3,599,885)          90,686
         Other assets                          3,960          (26,087)
      Increase / (decrease) in
       current liabilities:
         Accounts payable                     99,935          292,786
         Other payables                    3,374,315          378,699
         Accrued expenses                     51,735         (307,900)
         Other                                    --               --
                                       -------------     ------------
   Net cash provided by (used in)
    operating activities                  (4,939,043)       5,011,258
                                       -------------     ------------

 CASH FLOWS FROM INVESTING ACTIVITIES

      Acquisition of property
       and equipment                        (386,268)      (3,393,085)
      Additions to construction
       in progress                          (789,911)        (356,405)
      Loan receivable                             --          (29,274)
      Investments                           (735,536)      (2,869,360)
                                       -------------     ------------
   Net cash used in investing
    activities                            (1,911,715)      (6,648,124)
                                       -------------     ------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
      Payments on note payable            (5,000,000)              --
      Repayments of loans to
       officers                                   --          (99,700)
      Proceeds from issuance
       of convertible note                        --        3,000,000
      Proceeds from issuance
       of common stock                    26,682,511               --
      Payment of offering costs           (6,132,707)              --
      Proceeds from the exercise
       of warrants                          220,160                --
                                       -------------     ------------

   Net cash provided by
    financing activities                  15,769,964        2,900,300
                                       -------------     ------------

 Effect of exchange rate changes
  on cash and cash equivalents                27,832          455,983
                                       -------------     ------------

 NET INCREASE IN CASH & CASH
  EQUIVALENTS                              8,947,038        1,719,417

 CASH & CASH EQUIVALENTS,
  BEGINNING BALANCE                        6,276,897        2,121,811
                                       -------------     ------------

 CASH & CASH EQUIVALENTS,
  ENDING BALANCE                       $  15,223,935     $  3,841,228
                                       =============     =============

 SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:

   Interest paid                       $     112,500     $      78,143
                                       =============     =============
   Income taxes paid                   $          --     $          --
                                       =============     =============

 Please see notes in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2006 for further explanation.

Investor Relations:
The Piacente Group, Inc.
212-481-2050